Exhibit 31.3

I, Clarence H. Smith, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Haverty Furniture Companies, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 7, 2014	/s/ Clarence H. Smith
Clarence H. Smith Chairman of the Board, President and Chief Executive Officer